Exhibit 99.2

WD-HGST Acquisition Financial Summary

Operating Results [1]

Amounts in millions; except per share amounts, ASPs and percentages	CY2009 WDC	CY2009 HGST	CY2010 WDC	CY2010 HGST	CY2011 WDC	CY2011 HGST
Units (HDD)	165	91	204	114	190	105
ASP	$51	$53	$49	$53	$49	$55
Revenue	$8,347	$4,829	$9,854	$5,987	$9,344	$5,773
Gross Margin	1,824	880	2,112	1,527	2,068	1,427
Gross Margin %	22%	18%	21%	26%	22%	25%
R&D	553	532	650	628	751	682
SG&A	214	252	250	270	296	287
Other	(5)	17	27	6	270	1
Total Operating Expenses	762	801	927	904	1,317	970
Operating Income	1,062	79	1,185	623	751	457
Net Income	963	45	1,087	617	688	435
EPS	$4.21	n/a	$4.63	n/a	$2.90	n/a
Diluted Shares Outstanding	229	n/a	235	n/a	237	n/a
Non-GAAP Results [4]						
Operating Income	1,057	n/a	1,212	n/a	1,021	n/a
Net Income	958	n/a	1,114	n/a	966	n/a
EPS	$4.18	n/a	$4.74	n/a	$4.08	n/a
Cash Flow From Operations	1,695	534	1,846	633	1,490	848
Capital Expenditures	592	188	812	480	582	361
Free Cash Flow [5]	1,103	346	1,034	153	908	487
EBITDA [5]	1,550	478	1,748	1,018	1,350	867
Adjusted EBITDA [5]	1,545	n/a	1,775	n/a	1,620	n/a
Revenue by Channel:						
OEM	51%	82%	49%	82%	54%	84%
Distributors	30%	16%	32%	17%	29%	15%
Retail	19%	2%	19%	1%	17%	1%
Revenue by Geography:						
Americas	24%	17%	24%	17%	21%	23%
Europe	24%	16%	23%	15%	22%	16%
Asia	52%	67%	53%	68%	57%	61%
Unit Shipments:						
Compute Units (Notebook & Desktop)	125	65	151	79	138	66
Non-Compute Units (Consumer Electronics & Branded)	34	17	44	23	43	24
Enterprise Units (Traditional & Non-Traditional)	6	9	9	12	9	15
Total HDD Units	165	91	204	114	190	105

IDC Market Revenue Forecast [3]



CAGR 2011-2016

Revenue [1]



$ millions
CY2009
CY2010
CY2011
HGST
WD

Complementary Revenue Sources [2]

(CY 2011 Top 20 Customers for WD and HGST)*



HGST
WD

Cash Flow from Operations [1]



$ millions
CY2009
CY2010
CY2011
HGST
WD

Unit Market Share – CY2011 [3]



2.5" Mobile Class HDDs (Excluding Branded)
Seagate 21%
WD 23%
Samsung 10%
Toshiba 23%
HGST 23%
3.5" Desktop Class HDDs (Excluding Branded)
Seagate 41%
WD 41%
HGST 10%
Samsung 8%
Branded
Seagate 29%
WD 47%
Samsung 11%
Toshiba 10%
HGST 3%
Traditional Enterprise
HGST 29%
Seagate 56%
Toshiba 14%
WD 1%
RE
WD 26%
Seagate 50%
HGST 22%
Samsung 1%
Toshiba 1%
All HDDs
Seagate 32%
WD 30%
Samsung 8%
Toshiba 13%
HGST 17%

Notes

Please refer to page two for footnotes and reconciliations

* Reflects aggregated revenue for each company's top 20 customers which may include revenue for customers outside of either company's top 20 customers.

Footnotes

(1) Sources: Form 10-Q and earnings release for WDC; internal financials for HGST. The financial information about WDC and HGST provided herein reflects the historical results of operations of WDC and HGST for the periods presented and is provided for information purposes only. Such historical financial information is not intended to represent or be indicative of the consolidated results of operations of WDC if the acquisition of HGST had been completed for the periods presented, and should not be taken as a representation of the future consolidated results of operations or financial position of WDC. The effect of the acquisition of HGST on WDC's future consolidated results of operations or financial position will be impacted by a number of factors, including WDC's undertakings made to various regulatory agencies in connection with obtaining required regulatory approvals for the HGST acquisition, including WDC's commitment to divest certain assets to Toshiba Corporation that will enable Toshiba Corporation to manufacture and sell 3.5-inch hard drives, and the conditions required by the Chinese Ministry of Commerce ("MOFCOM"), including adopting measures to keep HGST as an independent competitor until MOFCOM agrees otherwise (the minimum period is two years).

(2) Sources: Internal financials for WDC and HGST

(3) Source: International Data Corporation (IDC) as of February 14, 2012 (Market Revenue Forecast) and February 27, 2012 (Unit Market Share)

(4) Non-GAAP operating income and non-GAAP net income exclude a $14 million in-process research and development charge related to the acquisition of SiliconSystems Inc., an $18 million gain on sale of assets from the company's media substrate manufacturing facility in Sarawak, Malaysia and $1 million of income from the resolution of restructuring accruals in 2009. For 2010, non-GAAP operating income and non-GAAP net income excludes $27 million of expense related to litigation settlements. For 2011, non-GAAP operating income and non-GAAP net income exclude $199 million of charges and expenses related to the Thailand flooding, $39 million of acquisition-related expenses and $32 million of litigation accruals. Non-GAAP net income in 2011 additionally excludes $8 million of acquisition-related expenses.

(5) Free cash flow is a non-GAAP measure defined as cash flow from operations less capital expenditures. A reconciliation of free cash flow to cash flow from operations, the most directly comparable GAAP measure, is provided in the table of Operating Results on page one.

(6) EBITDA is a non-GAAP measure defined as net income before interest, income tax expense, depreciation and amortization. Adjusted EBITDA is EBITDA excluding a $14 million in-process research and development charge related to the acquisition of SiliconSystems Inc., an $18 million gain on sale of assets from the company's media substrate manufacturing facility in Sarawak, Malaysia and $1 million of income from the resolution of restructuring accruals in 2009. For 2010, Adjusted EBITDA is EBITDA excluding $27 million of expense related to litigation settlements. For 2011, Adjusted EBITDA is EBITDA excluding $199 million of charges and expenses related to the Thailand flooding and $39 million of acquisition-related expenses and $32 million of litigation accruals. A reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable GAAP measure, is provided below:

	CY2009		CY2010		CY2011	
	WDC	HGST	WDC	HGST	WDC	HGST
Reconciliation of Net Income to Adjusted EBITDA						
Net Income	$963	$45	$1,087	$617	$688	$435
Interest (Income) Expense	9	6	3	(9)	4	1
Income Tax Expense	90	28	95	15	59	21
Depreciation and Amortization	488	399	563	395	599	400
EBITDA	$1,550	$478	$1,748	$1,018	$1,350	$857
In-Process Research and Development Charge	14					
Gain on Sale of Assets	(18)					
Resolution of Restructuring Accruals	(1)					
Litigation Accruals			27		32	
Acquisition-Related Expense					39	
Thailand Flooding Charges and Expense					199	
Adjusted EBITDA	$1,545	n/a	$1,775	n/a	$1,620	n/a